UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2004

TRIMERIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3518 Westgate Drive, Suite 300, Durham, North Carolina	27707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 419-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM	5. OTHER EVENTS AND REGULATION FD DISCLOSURE

As detailed in the press release filed herewith as Exhibit 99.1, the board of directors of Trimeris, Inc. voted to expand the board to eight (8) directors and Felix J. Baker and Julian C. Baker were appointed as new directors, to serve until their successors have been duly appointed or elected, or until otherwise removed. In connection with their appointment to the board of directors, Trimeris has granted the Bakers certain registration rights, which are set forth in the Registration Rights Agreement filed herewith as Exhibit 4.1.

ITEM 7. EXHIBITS

4.1	Registration Rights Agreement dated April 23, 2004 by and between Trimeris, Inc. and Felix J. Baker and Julian C. Baker.

99.1	Press Release dated April 27, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Dani P. Bolognesi
Dani P. Bolognesi
Chief Executive Officer and
Chief Scientific Officer

Dated April 27, 2004